Exhibit 10.38
AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT
               This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of December 27, 2007, is made between HERITAGE-CRYSTAL CLEAN, LLC, an Indiana limited liability company (the “Borrower”) and BANK OF AMERICA, N.A. (the “Lender”). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement referenced below.
W I T N E S S E T H:
               WHEREAS, the Borrower and the Lender have entered into that certain Amended and Restated Credit Agreement dated as of October 27, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lender has agreed to provide, subject to the terms and conditions contained therein, certain financial accommodations to the Borrower; and
               WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement and, subject to the terms and conditions of this Agreement, the Lender hereby agrees to amend the Credit Agreement;
               NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower and the Lender, such parties hereby agree as follows:
               1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Agreement, the Credit Agreement is hereby amended as follows:
               (a) The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to the date “June 30, 2008” set forth therein and to replace such date with the date “December 31, 2010.”
               (b) Section 6.12(d) of the Credit Agreement is hereby amended to amend and restate such section in its entirety as follows:
          (d) Capital Expenditures. In any fiscal year, not make expenditures or accrue obligations (including, without limitation, expenditures made and obligations accrued with respect to capital leases but excluding expenditures made and obligations accrued as consideration for Permitted Acquisitions), with respect to fixed assets in an amount exceeding the corresponding amount set forth below opposite such fiscal year.

Fiscal Year	Amount
Fiscal Year 2005	$4,350,000
Fiscal Year 2006	$4,500,000
Fiscal Year 2007	$9,500,000
Fiscal Year 2008 and thereafter	$5,000,000

               2. Effectiveness of this Agreement; Conditions Precedent. The provisions of Section 1 of this Agreement shall be deemed to have become effective as of the date first written above (the “Effective Date”), but such effectiveness shall be expressly conditioned upon the Lender’s receipt of the following:
               (a) executed counterparts of this Agreement executed by the Borrower and the Lender;
               (b) a certificate executed by the Secretary or Assistant Secretary of Borrower certifying the resolutions adopted by the Board of Members of Borrower authorizing or ratifying the execution, delivery and performance of this Agreement and the performance of the Credit Agreement as amended hereby; and
               (c) payment in full from the Borrower, in immediately available funds, of an amendment fee payable to the Lender in an amount equal to $62,500 (the “Amendment Fee”).
               3. Representations, Warranties and Covenants.
               (a) The Borrower hereby represents and warrants that this Agreement and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.
               (b) The Borrower hereby represents and warrants that its execution, delivery and performance of this Agreement has been duly authorized, does not violate any provision of its limited liability company agreement, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which it is bound.
               (c) The Borrower hereby represents and warrants that, upon giving effect to the provisions of this Agreement, (i) no Default or Event of Default shall have occurred, (ii) all of the representations and warranties of the Borrower contained in the Credit Agreement and each other Loan Document to which it is a party (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Borrower’s execution and delivery hereof or thereof in all material respects as though made on and as of such date, and (iii) each of the schedules attached to the Security Agreement is true and correct as of the date hereof, and all supplements to such schedules have been delivered in accordance with the terms of the Security Agreement.
               (d) The Borrower hereby agrees to pay the Amendment Fee to the Lender upon the Borrower’s execution and delivery hereof.

               4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.
               5. Lender’s Expenses. The Borrower hereby agrees to promptly reimburse the Lender for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and the other documents, agreements and instruments contemplated hereby.
               6. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.
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               IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

HERITAGE-CRYSTAL CLEAN, LLC, as borrower
By:	/s/ Joseph Chalhoub
Name:	Joseph Chalhoub
Title:	President and CEO

BANK OF AMERICA, N.A., as lender
By:	/s/ Richard D. Hill, Jr.
Name:	Richard D. Hill, Jr.
Title:	Managing Director